CERTIFICATE OF INCORPORATION OF

                          AMERICAN BINGO & GAMING CORP.
                               A STOCK CORPORATION


1.     The  name  of  this  Corporation  is:  AMERICAN  BINGO  &  GAMING  CORP.

2. Its Registered office in the State of Delaware is to be located at 15 EAST NORTH STREET in the CITY OF DOVER, COUNTY OF KENT, 19901. The Registered Agent in charge thereof is INCORPORATING SERVICES, LTD.

3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The amount of the total authorized capital stock of this corporation is TWENTY MILLION (20,000,000) COMMON SHARES WITH PAR VALUE OF .001.

5.     The  name  and  mailing  address  of  the  incorporator  are:

     JAMES  GERACI
     C/O  INTERCOUNTY  CLEARANCE  CORPORATION
     194  WASHINGTON  AVE.
     ALBANY,  NY  12210

I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 8th day of September, A.D. 1994.

                                                       /s/  James  Geraci
                                                       ------------------
                                                       James  Geraci
                                                       Incorporator

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          AMERICAN BINGO & GAMING CORP.

     American Bingo & Gaming Corp., a Delaware corporation (the "Corporation"), hereby certifies as follows:

FIRST: That the Board of Directors of the Corporation, by unanimous written consent dated October, 1994 in lieu of a meeting of such Board, adopted a resolution proposing and declaring advisable the following amendments to the Certificate of Incorporation of the Corporation, and declaring that such proposed amendments be submitted for consideration by the stockholders of the Corporation entitled to vote in respect thereof. The resolution setting forth the proposed amendments is as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended as follows:

     II. Paragraph 4 of the Certificate of Incorporation relating to the capitalization of the Corporation, is hereby deleted and amended to read in its entirety as follows:

"4.a.     Authorized  Shares.  The  total  number  of  shares of stock which the
          ------------------
Corporation shall have authority to issue is twenty-one million (21,000,000), which shall consist of 20,000,000 shares, $.001 par value, designated as Common Stock and one million (1,000,000) shares, $.01 par value, designated as Preferred Stock.

4.b.     Preferred  Stock. Shares of the Preferred Stock may be issued from time
         ----------------
to time in series or otherwise and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate series, if any, of the Preferred Stock, to fix the number of shares constituting any such series, and to fix the voting powers, designations, and relative, participating, option rights, conversion, redemption and other rights of the shares of Preferred Stock or series thereof, and the qualifications, limitations and restrictions thereof, and to increase and to decrease the number of shares of Preferred Stock or shares constituting any such series. The authority of the Board of Directors of the Corporation with respect to shares of Preferred Stock or any series thereof shall include but shall not be limited to the authority to determine the following-:

     (i) the number of shares constituting any such series, and the distinctive designations thereof;

     (ii) the terms and conditions of the voting rights of the Preferred Stock or any series thereof, including but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other class or series of Preferred Stock and the right to have more than one vote per share;

     (iii) the increase, and the decrease to a number not less than the number of the outstanding shares of the Preferred Stock of any series thereof, of the number of shares constituting such series theretofore fixed.

     (iv) the rate or rates and times at which dividends on the shares of Preferred Stock or any series thereof shall be paid and, whether such dividends shall be cumulative and, if cumulative, the date or dates from and after which they shall accumulate;

     (v) the redemption price or prices, if any, and the terms and conditions on which shares of the Preferred Stock or any series thereof shall be redeemable including but not limited to the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption which amount may vary under different circumstances and at different redemption dates;

     (vi) the requirement of any sinking funds to be applied to the purchase or redemption of shares of the Preferred Stock or series thereof, and if so, the amount of such fund or funds and the manner of application;

     (vii) the rights of shares of the Preferred Stock or any series thereof in the event of liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

     (viii) the rights, if any, of the holders of shares of the Preferred Stock or any series thereof, to convert such shares into, or to exchange such shares for, shares of any other class, classes or series of stock and the price or prices or the rates of exchange and the adjustments at which such shares shall be convertible or exchangeable, and any other terms and conditions of such conversion or exchange; and

     (ix) any other preferences and relative, participating, optional or other special rights of shares of the Preferred Stock or any series thereof and qualifications, limitations or restrictions of rights or powers to which shares of any future series shall be subject.

4.c.     Common  Stock.

     (i)     Dividends.  Subject  to the preferential dividend rights applicable
             ---------
to shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors,

     (ii)     Liquidation.  In  the  event  of  any  voluntary  or  involuntary
              -----------
liquidation, dissolution or winding up of the Corporation, after distribution in full of the preferential amounts to be distributed to the holders of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to holders of Common Stock, ratably in proportion to the number of shares of the Common Stock held by them.

     (iii) A New Paragraph 6 to the Certificate of Incorporation, relating to a compromise or arrangement between the Corporation and its creditors, is added as follows:

"6. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them, any court of equitable jurisdiction within the state of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of
Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporations, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation."

     (iv) A new paragraph 7 to the Certificate of Incorporation, relating to the indemnification of Directors and Officers is added as follows:

"7.(a)     The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended, from time to time, indemnify all persons whom it may indemnify pursuant thereto.

(b) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

(c) Each person who was or is made a Party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent, of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in
                                 --------   -------
paragraph (d) hereof, the Corporation shall indemnify and such persons seeking indemnification in connection with a proceeding (or part thereof) which was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Paragraph 7 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided,
                                                                       --------
however,  that  if the Delaware General Corporation Law requires, the payment of
-------
such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this paragraph 7 or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

(d) If a claim under sub-paragraph (c) of this Paragraph 7 is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.; Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

(e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Paragraph 7 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

(f) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware Corporation Law."

(v) A new paragraph 8 to the Certificate of Incorporation relating to the management of the Corporation is added as follows:

"8.a. The business affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than two directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-laws.; and

b. A director shall hold office until the annual meeting when his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

(vi) A new paragraph 9 to the Certificate of Incorporation relating to meetings of stockholders of the Corporation is added as follows:

"9.a. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called (A) upon the written request of the Chairman of the Board, the President or the Secretary; or (B) at the written request of a majority of the Board of Directors.

b. For business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. A stockholder's notice related to a proposal to be presented at an annual or special meeting, to be timely, must be received at the Corporation's principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which a notice of the date of the annual or special meeting, as the case may be, was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

c. Only persons who are nominated in accordance with the procedures set forth in this Article 9 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be received at the Corporation's principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the class and number of shares of the Corporation which are beneficially owned by such person and (iv) any of the information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
(b) as to the stockholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Article, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded."

(vii) A new paragraph 10 to the Certificate of Incorporation relating to By-Laws; is added as follows:

"10.     Power  to  make,  alter,  or  repeal  the By-Laws; and to adopt any new
By-Law,  shall  be  vested  in  the  Board  of  Directors,"

(viii) A new paragraph 11 to the Certificate of Incorporation relating to amendments is added as follows:

"11. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this
Article  11."

12.     The  Corporation  is  to  have  perpetual  existence.

SECOND: The amendments affected herein were authorized on October 14, 1994 by the consent in writing, setting forth the action so taken, signed by the holders of at least a majority of all of the outstanding shares of the corporation entitled to vote thereon pursuant to Section 228 of the General
Corporation  Law  of  the  State  of  Delaware.

THIRD:     The  amendments  effected herein were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the American Bingo & Gaming Corp. has caused this Certificate of Amendment of Certificate of Incorporation to be signed by Greg Wilson, its Chairman, and attested to by Robert Hersch, its Secretary this 18th day of October, 1994.

                              AMERICAN  BINGO  &  GAMING  CORP.


                              /s/  Greg  Wilson
                              -----------------
                              GREG  WILSON,  Chairman

ATTEST  TO:


/s/  Robert  Hersch
-------------------
ROBERT  HERSCH

                          AMERICAN BINGO & GAMING CORP.

                         CERTIFICATE OF DESIGNATIONS OF
                      SERIES A CONVERTIBLE PREFERRED STOCK

               (Pursuant to Section 151 of the General Corporation
                          Law of the State of Delaware)

     American Bingo & Gaming Corp., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, by unanimous written consent dated July 29, 1997, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series A Convertible Preferred Stock", which resolution is as follows:

     RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

     The rights, preferences, privileges, and limitations granted to and imposed on the Series A Convertible Preferred Stock (the "Series A Convertible Preferred Stock"), which series shall consist of 3,000 shares, are as set forth below. The following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of American Bingo & Gaming Corp., (the "Corporation") pursuant to authority granted by the Certificate of Incorporation. To the extent that the rights, preferences, privileges, and limitations of any such subsequent series conflict or are inconsistent with any of the rights, preferences, privileges, and limitations of the Series A Convertible Preferred Stock, the designation and description of terms of the subsequent series which is the latest so designated shall control and prevail over the rights, preferences, privileges, and limitations of the Series A Convertible Preferred Stock.

     SECTION 1. DEFINITIONS.  As used herein, the following terms shall have the
                -----------
following  meanings:

     "AMEX"  shall  mean  the  American  Stock  Exchange,  Inc.

     "Board of Director" or "Board" shall mean the Board of Directors of the Corporation.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

     "Common Stock" shall mean the Common Stock, $.001 par value, of the Corporation.

     "Computed Price" of one share of Common Stock on any date shall mean the product obtained by multiplying (a) the Conversion Percentage applicable on such date times (b) the arithmetic average of the per share Market Price of the
      -----
Common Stock for the Measurement Period with respect to the applicable dividend payment date; provided, however, that in no event shall the Computed Price
                --------   -------
determined in accordance with this clause (2) be greater than $5.50 (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware).

     "Conversion Agent" shall mean American Stock Transfer & Trust Company, or its duly appointed successor.

     "Conversion Amount" initially shall be equal to $1,000.00, subject to adjustment as hereinafter provided.

     "Conversion Date" shall mean the date on which the notice of conversion is actually received by the Conversion Agent, whether by mail, courier, personal service, telephone line facsimile transmission, or other means, in case of a conversion at the option of the holder pursuant to Section 10(a).

     "Conversion Deferral Notice" shall mean a notice given by the Corporation to the Holders of Series A Convertible Preferred Stock pursuant to Section 10(a)(iii), which notice shall state (1) that the Corporation is exercising its right to defer conversion of all or a portion of the Excess Shares pursuant to
Section 10(a)(iii), (2) the number of Excess Shares held by such holder as to which conversion is deferred, and (3) the Conversion Value per unredeemed Excess Share or the formula for determining the same, determined in accordance with
Section  10(a)(iii).

     "Conversion Notice" shall mean a written notice, duly signed by or on behalf of the holder, stating the number of shares of Series A Convertible Preferred Stock to be converted in the form specified in the Subscription Agreement.

     "Conversion  Percentage"  shall  mean  80%.

     "Conversion  Rate"  shall  have  the  meaning  provided  in  Section 10(a).

     "Conversion Value" initially shall be equal to $1,000.00, subject to adjustment as provided in Section 10(a)(iii).

     "Converting Holder" shall mean a holder of Series A Preferred Stock who delivers to the Corporation a Conversion Notice.

     "Current Market Price" shall mean with respect to any date the arithmetic average of the Market Price of the Common Stock on the 30 consecutive trading days commencing 45 trading days before such date.

     "Excess  Shares"  shall  have  the  meaning  set  forth  in  Section  9.

     "Exchange  Act" shall mean the Securities Exchange Act of 1934, as amended.

     "First Conversion Period" shall mean the period beginning on the 90th day after the Issuance Date and ending on the 134th day after the Issuance Date.

     "Floor Price" shall mean $4.00 per share subject to equitable adjustment from time to time, on terms reasonably acceptable to the holders of a majority of the outstanding shares of Series A Convertible Preferred Stock, for (i) stock splits, (ii) stock dividends, (iii) combinations (iv) capital reorganizations,
(v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Market Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of shares of Common Stock on one or more transaction which, individually or in the aggregate, result in the purchase of more than 10% or the Common Stock outstanding and
(viii) similar events relating to the Common Stock, in each such case which occur during the Measurement Period.

     "Floor Price Amount" shall mean the number of shares of Common Stock which would be issuable to a Converting Holder on any Conversion Date, assuming that the Preferred Shares surrendered for conversion by such Converting Holder were converted at the Floor Price.

     "Floor Price Shares" shall mean the number of shares of Series A Preferred Stock which, if converted at the Conversion Price, would be convertible into a number of shares of Common Stock equal to the Floor Price Amount.

     "Fourth Conversion Period" shall mean the period beginning on the 240th day after the Issuance Date.

     "Inconvertibility  Notice"  shall  have  the  meaning  provided  in Section
7(a)(2).

     "Issuance Date" shall mean the first date of original issuance of any share of Series A Convertible Preferred Stock.

     "Junior Dividend Stock" shall mean, collectively, the Common Stock and any other class or series of capital stock of the Corporation, ranking junior as to dividends to the Series A Convertible Preferred Stock.

     "Junior Liquidation Stock" shall mean the Common Stock or any other class or series of the Corporation's capital stock, ranking junior as to liquidation rights to the Series A Convertible Preferred Stock.

     "Liquidation Preference" shall mean, for each share of Series A Convertible Preferred Stock, the sum of (i) all dividends accrued and unpaid thereon to the date of final distribution to such holders, (ii) accrued and unpaid interest on dividends in arrears (computed in accordance with Section 5(a)) to the date of distribution, and (iii) $ 1,000.00.

     "Market Price" of any security on any date shall mean the closing high bid price of such security on such date on the principal securities exchange or other market on which such security is listed for trading, as reported by such exchange or other market; provided, however, that if during any Measurement
                              --------   -------
Period:

     (i) The Corporation shall declare or pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock or fix any record due for any such action, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins shall be reduced by multiplying the Market Price (determined without regard to this proviso) for each such day in such Measurement Period by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the earlier of (1) the record date fixed for such determination and (2) the date on which ex-dividend trading in the Common Stock with respect to such dividend or distribution begins and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution;

     (ii) The Corporation shall issue rights or warrants to all holders of its outstanding shares of Common Stock, or fix a record date for such issuance, which rights or warrants entitle such holders (for a period expiring within forty-five (45) days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Market Price (determined without regard to this proviso) for any day in such Measurement Period which is prior to the end of such 45-day period, then the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the record date fixed for the determination of stockholders entitled to receive such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on the close of business on such record date plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Market Price (determined without regard to this proviso), and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by a resolution of the Board of Directors of the Corporation;

     (iii) The outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or a record date for any such subdivision shall be fixed, then the Market Price of the Common Stock for each day in such Measurement Period prior to the earlier of (1) the day upon which such subdivision becomes effective and (2) the date on which ex-dividend trading in the Common Stock with respect to such subdivision begins shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Market Price for each day in such Measurement Period prior to the day upon which such combination becomes effective shall be proportionately increased;

     (iv) The Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Corporation (other than any dividends or distributions to which clause (i) of this proviso applies) or evidences of its indebtedness, cash or other asset (including securities, but excluding any rights or warrants referred to in clause (ii) of this proviso and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation) (the foregoing hereinafter in this clause (iv) of this proviso called the "Securities"), or fix a record date for any such distribution, then, in each such case, the Market Price for any day in such Measurement Period prior to the earlier of (1) the record date for such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins shall be reduced so that the same shall be equal to the price determined by multiplying the Market price (determined without regard to this proviso) by a fraction of which the numerator shall be the Market Price (determined without regard to this proviso) on such date less the fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) on such date of the portion of Securities so distributed or to be distributed to one share of Common Stock and the denominator shall be the Market Price (determined without regard to this proviso); provided, however that in the event the then fair market value (as so
           --------  -------
determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (iv) of this proviso) on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Convertible Preferred Stock shall have the right to receive in payment of dividends on the share of Series A Convertible Preferred Stock or upon conversion of the shares of Series A Convertible Preferred Stock, as the case may be, the amount of Securities the holders of shares of Series A Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on the shares of Series A Convertible Preferred Stock, or had the holder of shares of Series A Convertible Preferred Stock converted the shares of Series A Convertible Preferred Stock, in either such case immediately prior to the record date for such distribution. If the Board of Directors of the Corporation determines the fair market value of any distribution for purposes of this clause (iv) by reference to the actual or when issued trading market for any securities comprising all or put of such distribution, it must in doing so consider the prices in such market on the same day for which an adjustment in the Market Price is being determined.

     For purposes of this clause (iv) and clauses (i) and (ii) of this proviso, any dividend or distribution to which this clause (iv) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which clause (ii) of this proviso applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which clause
(ii) of this proviso applies (and any Market Price reduction required by this clause (iv) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Market Price reduction required by clauses (i) and (ii) of this proviso with respect to such dividend or distribution shall then be made), except that any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of clause (i) of this proviso;

     (v) The Corporation or any subsidiary of the Corporation shall (x) by dividend or otherwise, distribute to all holders of its Common Stock cash in (or fix any record date for any such distribution), or (y) repurchase or reacquire shares of its Common Stock (other than shares surrendered in payment of the exercise price or tax obligations incurred in connection with the exercise of a stock option issued to any of the Corporation's employees, directors, or consultants; each, an "Option Share Surrender") for, in either case, an aggregate amount that, combined with (1) the aggregate amount of any other such distributions to all holders of its Common Stock made exclusively in cash after Issuance Date and within the twelve (12) months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this clause
(v) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the date of payment of such distribution or making of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to this clause (v) has been made, and (3) the aggregate of any cash plus the fair market value (as good faith by a resolution of the Board of Directors of the Corporation) of consideration payable in respect of any tender offer by the Corporation or any of its subsidiaries for all or any portion of the Common Stock concluded within the twelve (12) months preceding the date of payment of such distribution or completion of such repurchase or reacquisition, as the case may be, and in respect of which no adjustment pursuant to clause (vi) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such Measurement Period prior to the earlier of
(1) the record date with respect to such distribution and (2) the date on which ex-dividend trading in the Common Stock with respect to such distribution begins or the date of such repurchase or reacquisition, as the case may be, times the number of shares of Common Stock outstanding on such date, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction (i) the numerator of which shall be equal to the Market Price (determined without regard to this proviso) for such day less an amount equal to the quotient of (x) the excess of such combined amount over such 10% and (y) the number of shares of Common Stock outstanding on such day and (ii) the denominator of which shall be equal to the Market Price (determined without regard to proviso) on such day; provided,
                                                                       --------
however that in the event the portion of the cash so distributed or paid for the
-------
repurchase or reacquisition of shares (determined per share based on the number of shares of Common Stock outstanding) applicable to one share of Common Stock is equal to or greater than the Market Price (determined without regard to this clause (v) of this proviso) of the Common Stock on any such day, in lieu of the foregoing adjustment, adequate provision shall be made so that the holders of shares of Series A Convertible Preferred Stock shall have the right to receive in payment of dividends on shares of Series A Convertible Preferred Stock or upon conversion of shares of Series A Convertible Preferred Stock, as the case may be, the amount of cash the holders of shares of Series A Convertible Preferred Stock would have received had the number of shares of Common Stock to be issued in payment of such dividends on shares of Series A Convertible Preferred Stock, or had the holders of shares of Series A Convertible Preferred Stock converted shares of Series A Convertible Preferred Stock, in either such case, immediately prior to the record date for such distribution or the payment date of such repurchase, as applicable; or

     (vi) A tender offer made by the Corporation or any of its subsidiaries for all or any portion of the Common Stock shall expire and such tender offer
(as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined in good faith by resolution of the Board of Directors of the Corporation) that combined together with (1) the aggregate of the cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Corporation or any of its subsidiaries for all or any portion of the Common Stock expiring within the twelve (12) months preceding the expiration, of such tender offer and in respect of which no adjustment pursuant to this clause (vi) has been made, (2) the aggregate amount of any cash plus the fair market value (as determined in good faith by a resolution of the Board of Directors of the Corporation) of consideration paid in respect of any repurchase or other reacquisition by the Corporation or any subsidiary of the Corporation of any shares of Common Stock (other than an Option Share Surrender) made after the Issuance Date and within the twelve (12) months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this clause

(vi) has been made, and (3) the aggregate amount of any distributions to all holders of the Corporation's Common Stock made exclusively in cash within twelve
(12) months preceding, the expiration of such tender offer and in respect of which no adjustment pursuant to clause (v) of this proviso has been made, exceeds 10% of the product of the Market Price (determined without regard to this proviso) on any day in such period times the number of shares of Common Stock outstanding on such day, then, and in each such case, the Market Price for such day shall be reduced so that the same shall equal the price determined by multiplying the Market Price (determined without regard to this proviso) for such day by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such day multiplied by the Market Price (determined without regard to this proviso) for such day and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payment to stockholders based on the acceptance (up to any maximum specified in the terms tender offer) of all shares validly tendered and not withdrawn as of the last time tenders could have been made pursuant to such tender offer (the "Expiration Time") (the shares deemed so accepted, up to any such maximum being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on such day and the Market Price determined without regard to this proviso) of the Common Stock on the trading day next succeeding the Expiration Time. If the application of this clause (vi) to any tender offer would result in an increase in the market Price (determined without regard to this proviso) for any day, no adjustment shall be made for such tender offer under this clause (vi) for such day;

provided  further,  however,  that  if  on  any  date there shall be no reported
--------  -------
closing  high  bid price of such security, the "Market Price" on such date shall
------
be the closing high bid of such security on the date next preceding such date on which a closing high bid price for such security has been so reported; provided
                                                                        --------
further,  however,  that  if on any date there shall be no reported closing high
-------   -------
bid price of such security and at the time the closing high bid price for such date is being determined there shall be known a closing high bid price so reported for the date next subsequent to such date on which a closing high bid price shall have been so reported, then the Market Price on such date for which there shall have been no reported closing high bid price shall be the lower of
(x) the Market Price as determined pursuant to the second proviso to this definition and (y) the closing high bid price as so reported for such succeeding day for which a closing high bid price as so reported is known.

     "Maximum Share Amount" shall mean 937,450 shares, or such greater number as would be permitted by the rules which are proposed to be adopted by the Nasdaq (such amount to be subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date of filing this Certificate of Designations with the Secretary of State of the State of Delaware), of Common Stock.

     "Measurement Period" shall mean, with respect to any date, the period of twenty (20) consecutive days ending one day prior to such date.

     "Nasdaq"  shall  mean  the  Nasdaq  Small  Cap  Market.

     "NYSE"  shall  mean  the  New  York  Stock  Exchange,  Inc.

     "Parity Dividend Stock" shall mean any class or series or the Corporation's Capital stock ranking, as to dividends, on a parity with the Series A Convertible Preferred Stock.

"Parity Liquidation Stock" shall mean any class or series of the Corporation's capital stock having parity as to liquidation rights with the Series A Convertible Preferred Stock.

     "Redemption Date" shall mean the date of a redemption of share of Series A Convertible Preferred Stock pursuant to Section 9, determined in accordance therewith.

     "Redemption Notice" shall mean a notice given by the Corporation to the holders of Series A Convertible Preferred Stock pursuant to Section 9, which notice shall state (1) that the Corporation is exercising its right to redeem all or a portion of the Excess Shares pursuant to Section 9, (2) the number of Excess Shares held by such holder which are to be redeemed, (3) the Redemption Price per share of Series A Convertible Preferred Stock to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the applicable Redemption Date.

     "Redemption  Price" shall mean the greater of (i) the sum of (a) the sum of
(1) the Conversion Value, (2) an amount equal to the accrued and unpaid dividends on such share of Series A Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 5) through the Redemption Date plus (b) an
                                                                     ----
amount equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a
                                     -----
percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the Redemption Date by (B) the Conversion Percentage in effect on the Redemption Date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 9, be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the Redemption Date (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the arithmetic average of the Market Price
                            -----
of the Common Stock for the twenty consecutive trading days ending one trading day prior to the Redemption Date.

     "Restricted  Person"  shall  have  the  meaning  provided in Section 10(a).

     "Second Conversion Period" shall mean the period beginning on the 135th day after the Issuance Date and ending on the 179th day after the Issuance Date.

     "SEC"  shall  mean  the  United  States Securities and Exchange Commission.

     "Senior Dividend Stock" shall mean any class or series of capital stock of the Corporation ranking senior as to dividends to the Series A Convertible Preferred Stock.

     "Senior Liquidation Stock" shall mean any class or series of capital stock of the orporation ranking senior as to liquidation rights to the Series A Convertible Preferred Stock.

     "Series A Convertible Preferred Stock" shall mean the Series A Convertible Preferred Stock of the Corporation.

     "Share Limitation Redemption Date" shall mean each date on which the Corporation is required to redeem shares of Series A Convertible Preferred Stock as provided in this Section 7(a).

     "Share Limitation Redemption Price" shall mean the greater of (i) the sum of (a) the sum of (1) the Conversion Value, (2) an amount equal to the accrued but unpaid dividends on the share of Series A Convertible Preferred Stock to be redeemed pursuant to Section 7(a), and (3) an amount to the accrued and unpaid interest on dividends in arrears on such share of Series A Convertible Preferred Stock through the applicable Share Limitation Redemption Date (as provided in
Section  5)  plus (b) an amount equal to the product obtained by multiplying (x)
             ----
the  sum  stated  in the immediately preceding clause (a) times (y) the quotient
                                                          -----
(expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the applicable Share Limitation Redemption Date by (B) the Conversion Percentage in
                                             --
effect on the applicable Share Limitation Redemption Date and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the redemption pursuant to Section 7(a), be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the applicable Share Limitation Redemption Date (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the
                                                                   -----
arithmetic average of the Market Price of the Common Stock for the five consecutive trading days ending one trading day prior to the applicable Share Limitation Redemption Date.

     "Stockholder Approval" shall mean the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Corporation (duly convened at which a quorum was present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Corporation of 20% or more of the Common Stock of the Corporation outstanding on the Issuance Date for less than the greater of the book or market value of such Common Stock on conversion of the Series A Convertible Preferred Stock, as and to the extent required under rules proposed to be adopted by the Nasdaq.

     "Subscription Agreement" shall mean the Subscription Agreement between the Corporation and the original holder of shares of Series A Convertible Preferred Stock pursuant to which the shares of Series A Convertible Preferred Stock were issued.

     "Tender  Offer"  means  a  tender  offer  or  exchange  offer.

     "Third Conversion Period" shall mean the period beginning on the 180th day after the Issuance Date and ending on the 239th day after the Issuance Date.

     SECTION  2.  DESIGNATION  AND  AMOUNT.  The  shares of such series shall be
                  ------------------------
designated as "Series A Convertible Preferred Stock", and the number of shares constituting the Series A Convertible Preferred Stock shall be 3,000, and shall not be subject to increase.

     SECTION  3.  STATED CAPITAL. The amount to be represented in stated capital
                  --------------
at all times for each share of Series A Convertible Preferred Stock shall be the greater of (i) the sum of (a) the sum of (1) $1,000, (2) to the extent legally available, the accrued but unpaid dividends on such share of Series A Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (as provided in Section 5) through the date of determination plus (b) an amount equal to the product obtained by multiplying
               ----
(x)  the  sum  stated  in  the  immediately  preceding  clause (a) times (y) the
                                                                   -----
quotient (expressed as a percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on such date of determination by (B) the Conversion Percentage in effect on such
                              --
date of determination and (ii) an amount equal to the product obtained by multiplying (x) the number or shares of Common Stock which would, at the time of such determination, be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion (as defined herein) were given by the holder of such share of Series A Convertible Preferred Stock on the date of such determination (determined without regard to any limitation on conversion contained in 10(a)) times (y) the arithmetic average of the Market Price of the Common Stock for the
 ----
five consecutive trading days ending one trading day prior to the date of such determination. The Corporation shall take such action as may be required to maintain the amount required by this Section 3 to be represented in stated capital for the Series A Convertible Preferred Stock not less frequently than monthly.

     SECTION  4.  RANK.  All Series A Convertible Preferred Stock shall rank (i)
                  ----
senior to the Common Stock, now or hereafter issued, as to payment of dividends and distribution of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (ii) on a parity with any additional series of the class of Preferred Stock which series the Board of Directors may from time to time authorize, both as to payment of dividends and as to distributions of assets upon liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, (iii) on a parity with the shares of any additional class of preferred stock (or series of preferred stock of such class) which the Board of Directors or the stockholders may from time to time authorize in accordance herewith, which class (or series thereof) by its terms ranks on a parity with the shares of Series A Convertible Preferred Stock and (iv) senior to any other class or series of preferred stock (other than as stated in the immediately preceding clauses (ii) and (iii)) of the Corporation.

     SECTION  5.  DIVIDENDS  AND  DISTRIBUTIONS.  (a)  The  holders of shares of
                  -----------------------------
Series A Convertible Preferred Stock shall be entitled to receive, when, as, and if declared by the Board of Directors out of funds legally available for such purpose, dividends at the rate of $70.00 per annum per share, and no more, which shall be fully cumulative, shall accrue without interest (except as otherwise provided herein as to dividends in arrears) from the date of original issuance until the second anniversary of the Issuance Date and shall be payable quarterly on February 1, May 1, August 1, and November 1 of each year commencing November 1, 1997 (except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next succeeding day that is not a Saturday, Sunday, or legal holiday) to holders of record as they appear on the stock books of the Corporation on such record dates, not more than 20 nor less than 10 days preceding the payment dates for such dividends, as shall be fixed by the Board. Dividends on the Series A Convertible Preferred Stock shall be paid in cash or, subject to the limitations in Section 5(b) hereof, shares of Common Stock of the Corporation or any combination of cash and shares of Common Stock, at the option of the Corporation as hereinafter provided. The amount of the dividends payable per share of Series A Convertible Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and any period shorter than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends not paid on a payment date, whether or not such dividends have been declared, will bear interest at the rate of 12% per annum until paid. No dividends or other distributions, other than the dividends payable solely in shares of any Junior Dividend Stock, shall be paid or set apart for payment on any shares of Junior Dividend Stock, and no purchase, redemption, or other acquisition shall be made by the Corporation of any shares of Junior Dividend Stock unless and until all accrued and unpaid dividends on the Series A Convertible Preferred Stock and interest on dividends in arrears at the rate specified herein shall have been paid or declared and set apart for payment.

     If at any time any dividend on any the Senior Dividend Stock shall be in default, in whole or in part, no dividend shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock unless and until all accrued and unpaid dividends with respect to the Senior Dividend Stock, including the full dividends for the then current dividend period, shall have been paid or declared and set apart for payment, without interest. No full dividends shall be paid or declared and set apart for payment on any Parity Dividend Stock for any period unless all accrued but unpaid dividends (and interest on dividends in arrears at the rate specified herein) have been, or contemporaneously are, paid or declared and set apart for such payment on the Series A Convertible Preferred Stock. No full dividends shall be paid or declared and set apart for payment on the Series A Convertible Preferred Stock for any period unless all accrued but unpaid dividends have been, or contemporaneously are, paid or declared and set apart for payment on the Parity Dividend Stock for all dividend periods terminating on or prior to the date of payment of such full dividends. When dividends are not paid in full upon the Series A Convertible Preferred Stock and the Parity Dividend Stock, all dividends paid or declared and set apart for payment upon shares of Series A Convertible Preferred Stock (and interest on dividends in arrears at the rate specified herein) and the Parity Dividend Stock shall be paid or declared and set apart for payment pro rata, so that the amount of dividends paid or declared and set apart for payment per share on the Series A Convertible Preferred Stock and the Parity Dividend Stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Series A Convertible Preferred Stock and the Parity Dividend Stock bear to each other.

     Any references to "distribution" contained in this Section 5 shall not be deemed to include any stock dividend or distributions made in connection with any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary.

     (b) If the Corporation elects in the exercise of its sole discretion to issue shares of Common Stock in payment of dividends on the Series A Convertible Preferred Stock, the Corporation shall issue and dispatch, or cause to be issued and dispatched, by the fifth trading day after such dividend payment date to each holder of such shares a certificate representing the number of whole shares of Common Stock arrived at by dividing the per share Computed Price of such shares of Common Stock into the total amount of cash dividends such holder would be entitled to receive if the aggregate dividends on the Series A Convertible Preferred Stock held by such holder which are being paid in shares of Common Stock were being paid in cash; provided, however, that if certificates
                                     --------   -------
representing shares of Common Stock are issued and dispatched to holders of Series A Convertible Preferred Stock subsequent to the fifth trading day after a dividend payment date, the percentage used to calculate the Computed Price will be reduced by one percentage point for each trading day after the third trading day following such dividend payment date to the date of dispatch of shares of Common Stock. No fractional shares of Common Stock shall be issued in payment of dividends. In lieu thereof, the Corporation shall pay cash in an amount equal to the product of (x) the Market Price of the Common Stock for the Measurement Period applicable to such dividend times (y) the fraction of a share of Common
                                     -----
Stock which would otherwise be issuable by the Corporation. The Corporation shall not exercise its right to issue shares of Common Stock in payment of dividends on Series A Convertible Preferred Stock if:

     (i) the number of shares of Common Stock at the time authorized, unissued and unreserved for all purposes, or held in the Corporation's treasury, is insufficient to pay the portion of such dividends to be paid in shares of Common Stock;

     (ii) the issuance or delivery of shares of Common Stock as a dividend payment would require registration with or approval of any governmental authority under any law or regulation, and such registration or approval has not been effected or obtained;

     (iii) the shares of Common Stock to be issued as a dividend payment have not been authorized for listing, upon official notice of issuance, on any securities exchange or market on which the Common Stock is then listed; or have not been approved for quotation if the Common Stock is traded in the over-the-counter market;

     (iv) the Computed Price (determined without regard to the proviso to the definition thereof) is less than the par value of one share of Common stock;

     (v) the shares of Common Stock (A) cannot be sold or transferred without restriction by unaffiliated holders who receive such shares of Common Stock as a dividend payment or (B) are no longer listed on a national securities exchange, on the Nasdaq National Market or the Nasdaq SmallCap Market; or

     (vi) the issuance of shares of Common Stock in payment of dividends on Series A Convertible Preferred Stock held by any Restricted Person would result in any Restricted Person beneficially owning more than 4.9% of the Common Stock, determined as provided in the proviso to the second sentence of Section 10(a) hereof.

     Shares of Common Stock issued in payment of dividends on Series A Convertible Preferred Stock pursuant to this Section shall be, and for all purposes shall be deemed to be, validly issued, fully paid and nonassessable shares of Common stock of the Corporation; the issuance and delivery thereof is hereby authorized, and the dispatch thereof will be, and for all purposes shall be deemed to be, payment in full of the cumulative dividends to which holders are entitled on the applicable dividend payment date.

     (c) Neither the Corporation nor any subsidiary of the Corporation shall redeem, repurchase or otherwise acquire in any one transaction or series of related transactions any shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock if the number of shares so repurchased, redeemed or otherwise acquired in such transaction or series of related transactions (excluding any Option Share Surrender) is more than either (x) 5.0% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions or (y) 1% of the number of shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, outstanding immediately prior to such transaction or series of related transactions if such transaction or series of related transactions is with any one person or group of affiliated persons, unless the Corporation or such subsidiary offers to purchase for cash from each holder of shares of Series A Convertible Preferred Stock at the time of such redemption, repurchase or acquisition the same percentage of such holder's shares of Series A Convertible Preferred Stock as the percentage of the number of outstanding shares of Common Stock, Junior Dividend Stock or Junior Liquidation Stock, as the case may be, to be so redeemed, repurchased or acquired at a purchase price per share of Series A Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) the Conversion Value,
(2) an amount equal to the accrued but unpaid dividends on such share of Series A Convertible Preferred Stock, plus (3) an amount equal to the accrued and
                                   ----
unpaid interest on dividends in arrears (determined as provided in Section 5) through the date of purchase pursuant to this Section 5(c) plus (b) an amount
                                                              ----
equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a
                                     -----
percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 5(c) by (B) the Conversion Percentage in effect on the date of
                       --
purchase pursuant to this Section 5(c) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 5(c), be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of purchase pursuant to this Section 5(c) (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the arithmetic
                                                        -----
average of the Market Price of the Common Stock for the Measurement Period with respect to the date of purchase pursuant to this Section 5(c).

     (d)     Neither the Corporation nor any subsidiary of the Corporation shall
(1) make any Tender Offer for outstanding shares of Common Stock, unless the Corporation contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Corporation or any subsidiary of the Corporation, unless such person agrees with the Corporation to make an offer, in either such case to each holder of outstanding shares of Series B Convertible Preferred Stock to purchase for cash at the time of purchase in such Tender Offer the same percentage of shares of Series A Convertible Preferred Stock held by such holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer at a price per share of Series A Convertible Preferred Stock equal to the greater of (i) the sum of (a) the sum of (1) the Conversion Value, (2) an amount equal to the accrued but unpaid dividends on such share of Series A Convertible Preferred Stock, and (3) an amount equal to the accrued and unpaid interest on dividends in arrears (determined as provided in Section 5) through the date of purchase pursuant to this Section 5(d) plus (b) an amount
                                                              ----
equal to the product obtained by multiplying (x) the sum stated in the immediately preceding clause (a) times (y) the quotient (expressed as a
                                     -----
percentage) obtained by dividing (A) the amount determined by subtracting from 100 percent the Conversion Percentage in effect on the date of purchase pursuant to this Section 5(d) by (B) the Conversion Percentage in effect on the date of
                       --
purchase pursuant to this Section 5(d) and (ii) an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which would, but for the purchase pursuant to this Section 5(d), be issuable on conversion in accordance with Section 10(a) of one share of Series A Convertible Preferred Stock and any accrued and unpaid dividends thereon and any accrued and unpaid interest on dividends thereon in arrears if a Conversion Notice were given by the holder of such share of Series A Convertible Preferred Stock on the date of purchase pursuant to this Section 5(d) (determined without regard to any limitation on conversion contained in Section 10(a)) times (y) the price per
                                                         -----
share  of  Common  Stock  offered  in  such  Tender  Offer.

     SECTION  6.  LIQUIDATION  PREFERENCE.  In  the  event  of  a  liquidation,
                  -----------------------
dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Series A Convertible Preferred Stock shall be entitled to receive out of the assets Of the Corporation, whether such assets constitute stated
capital or surplus of any nature, an amount per share of Series A Convertible Preferred Stock equal to the Liquidation Preference, and no more, before any payment shall be made or any assets distributed to the holders of Junior Liquidation Stock; provided, however, that such rights shall accrue to the
                     --------   -------
holders of Series A Convertible Preferred Stock only in the event that the Corporation's payments with respect to the liquidation preference of the holders of Senior Liquidation Stock are fully met. After the liquidation preferences of the Senior Liquidation Stock are fully met, the entire assets of the Corporation available for distribution shall be distributed ratably among (the holders of the Series A Convertible Preferred Stock and any Parity Liquidation Stock in proportion to the respective preferential amounts to which each is entitled (but only to the extent of such preferential amounts). After payment in full of the liquidation price of the shares of the Series A Convertible Preferred Stock and the Parity Liquidation Stock, the holders of such shares shall not be entitled to any further participation in any distribution of assets by the Corporation. Neither a consolidation or merger of the Corporation with another corporation nor a sale or transfer of all or part of the Corporation's assets for cash, securities, or other property in and of itself will be considered a liquidation, dissolution, or winding up of the Corporation.

     SECTION  7.  MANDATORY  REDEMPTION  BASED  ON MAXIMUM SHARE AMOUNT.  (1) If
                  -----------------------------------------------------
rules of the Nasdaq SmallCap Market ("Nasdaq") relating to stockholder approval of certain matters which rules, at the date of filing this Certificate of Designations, are proposed to be adopted by the Nasdaq, are adopted by the Nasdaq and are applicable in conversion of shares of Series A Convertible Preferred Stock so as to limit the number of shares of Common Stock which the Corporation may issue upon conversion of shares of Series A Convertible
Preferred Stock and payment of dividends on shares of Series A Convertible Preferred Stock, then the provisions of this Section 7 shall be applicable. Notwithstanding any other provision herein, unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq, the Corporation shall not be required to issue upon conversion of shares of Series A Convertible Preferred Stock pursuant to Section 10 more than the Maximum Share Amount, less the aggregate number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the Series A Convertible Preferred Stock. The Maximum Share Amount shall be allocated among the shares of Series A Convertible Preferred Stock at the time of initial issuance thereof pro rata based on the total number of authorized shares of Series A Convertible Preferred Stock provided in Section 2. Each certificate for shares of Series A Convertible Preferred Stock initially issued shall bear a notation as to the number of shares constituting the portion of the Maximum Share Amount allocated to the shares of Series A Convertible Preferred Stock represented by such certificate for purposes of conversion thereof. The Corporation shall maintain records which show the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as dividends on the shares of Series A Convertible Preferred Stock represented by each certificate, which records shall be controlling to the absence of manifest error. Upon surrender of any certificate for shares of Series A Convertible Preferred Stock for transfer or re-registration thereof (or, at the option of the holder, for conversion pursuant to Section 10(a) of less than all of the shares of Series A Convertible Preferred Stock represented thereby), the Corporation shall make a notation on the new certificate issued upon such transfer or re-registration or evidencing such unconverted shares, as the case may be, as to the remaining number of shares of Common Stock from the Maximum Share Amount remaining available for conversion of the shares of Series A Convertible Preferred Stock evidenced by such new certificate (including, without limitation, by taking into account the number of shares of Common Stock issued by the Corporation pursuant to Section 5 as a dividend on the shares of Series A Convertible Preferred Stock represented by the certificate so surrendered and not previously reflected on the certificate so surrendered, as shown on the records maintained by the Corporation). If any certificate for shares of Series A Convertible Preferred Stock is surrendered for split-up into two or more certificates representing an aggregate number of shares of Series A Convertible Preferred Stock equal to the number of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered (as reduced by any contemporaneous conversion of shares of Series A Convertible Preferred Stock represented by the certificate so surrendered), each certificate issued on such split-up shall bear a notation of the portion of the Maximum Share Amount allocated thereto determined by pro rata allocation from among the remaining portion of the Maximum Share Amount allocated to the certificate so surrendered. If any shares of Series A Convertible Preferred Stock represented by a single certificate are converted in full pursuant to Section 10, all of the portion of the Maximum Share Amount allocated to such shares of Series A Convertible Preferred Stock which remains unissued after such conversion shall be re-allocated pro rata to the outstanding shares of Series A Convertible Preferred Stock held of record by the holder of record at the close of business on the date of such conversion of the shares of Series A Convertible Preferred Stock so converted, and if there shall be no other shares of Series A Convertible Preferred Stock held of record by such holder at the close of business on such date, then such portion of the Maximum Share Amount shall be allocated pro rata among the shares of Series A Convertible Preferred Stock outstanding on such date.

     (2) The Corporation shall promptly, but in no event later than five business days after the occurrence, give notice to each holder (by telephone line facsimile transmission at such number as such holder has specified in writing to the Corporation for such purposes or, if such holder shall not have specified any such number, by overnight courier or first class mail, postage prepaid, at such holder's address as the same appears on the stock books of the Corporation) and any holder may at any time after the occurrence give notice to the Corporation, in either case if on any ten trading days within any period of 20 consecutive trading days the Corporation would not have been required to convert shares of Series A Convertible Preferred Stock of such holder in accordance with Section 10(a) as a consequence of the limitations set forth in
Section 7(a)(1) had all outstanding shares of Series A Convertible Preferred Stock held by such holder been converted into Common Stock on each such day determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a) (any such notice, whether given by the Corporation or a holder, an "Inconvertibility Notice"). If the Corporation shall have given or been required to give any Inconvertibility Notice, or if a holder shall have given any Inconvertibility Notice, then within ten business days after such Inconvertibility Notice is given or was required to be given, the holder receiving or giving, as the case may be, the Inconvertibility Notice shall have the right by written notice to the Corporation (which written notice may be contained in the Inconvertibility Notice given by the holder) to direct the Corporation to redeem the portion of such holder's outstanding shares of Series A Convertible Preferred Stock (which, if applicable, shall be all of such holder's outstanding shares of Series A Convertible Preferred Stock) as shall not, on the business day prior to the date of such redemption, be convertible into shares of Common Stock by reason of the limitations set forth in Section 7(a)(1) (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence of Section 10(a)), within ten business days after such holder so directs the Corporation, at a price per share equal to the Share Limitation Redemption Price. If a holder directs the Corporation to redeem outstanding shares of Series A Convertible Preferred Stock and, prior to the date the Corporation is required to redeem such shares of Series A Convertible Preferred Stock, the Corporation would have been able, within the limitations set forth in
Section 7(a)(1), to convert all of such holder's outstanding shares of Series A Convertible Preferred Stock (determined without regard to the limitation, if any, on such holder contained in the proviso to the second sentence, of Section 10(a)) on any ten trading days within any period of 20 consecutive trading days commencing after the period of 20 consecutive trading days which gave rise to the applicable Inconvertibility Notice from the Corporation or such holder of shares of Series A Convertible Preferred Stock, as the case may be, had all of such holder's outstanding shares of Series A Convertible Preferred Stock been surrendered for conversion into Common Stock on each of such ten trading days within such 20 trading days period, then the Corporation shall not be required to redeem any shares of Series A Convertible Preferred Stock by reason of such Inconvertibility Notice.

     (3) Notwithstanding the giving of any notice by the Corporation to the holders of Series A Convertible Preferred Stock pursuant to Section 7(a)(2) or the giving or the absence of any notice by the holders of the Series A Convertible Preferred Stock in response thereto or any redemption of shares of Series A Convertible Preferred Stock pursuant to Section 7(a)(2), thereafter the provisions of Section 7(a)(2) shall continue to be applicable on any occasion unless the Stockholder Approval shall have been obtained from the stockholders of the Corporation or waived by the Nasdaq.

     (4) On each Share Limitation Redemption Date, the Corporation shall make payment in immediately available funds of the applicable Share Limitation Redemption Price to such holder of shares of Series A Convertible Preferred Stock to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to such Share Limitation Redemption Date. If the Corporation is required to redeem all or any portion of a holder's outstanding shares of Series A Convertible Preferred Stock pursuant to this Section 7(a), the Corporation shall make payment to such holder of the shares of Series A Convertible Preferred Stock to be redeemed in respect of each share of Series A Convertible Preferred Stock to be redeemed of an amount equal to the Share Limitation Redemption Price. Upon redemption of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue a replacement certificate for the shares of Series A Convertible Preferred Stock evidenced by such certificate which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed.

     SECTION  8.  NO SINKING FUND.  The shares of Series A Convertible Preferred
                  ---------------
Stock shall not be subject to the operation of a purchase, retirement, or sinking fund.

     SECTION  9.  REDEMPTION  BASED  ON  FLOOR  PRICE  AMOUNT.  (1)  Except  as
                  -------------------------------------------
required by Section 10(a)(iv), the Corporation shall not be required to issue upon conversion of shares of Series A Convertible Preferred Stock pursuant to
Section 10 more than the Floor Price Amount. Upon receiving a Conversion Notice, the Corporation shall promptly determine whether the Conversion Price is less than the Floor Price. If the Conversion Price is less than the Floor Price, the Corporation shall have the right, exercisable by written notice to the holders of record of the shares of Series A Convertible Preferred Stock who delivered such Conversion Notice ("Converting Holders"), to redeem any shares ("Excess Shares") of Series A Convertible Preferred Stock as to which the
Converting Holders delivered a Conversion Notice which are in excess of the Floor Price Shares. If the Corporation does not exercise its right to redemption as to all of the Excess Shares, it shall deliver a Conversion Deferral Notice to each Converting Holder pursuant to Section 10(a)(iii). Any Redemption Notice under this Section shall be delivered to the Converting Holders at their addresses appearing on the records of the Corporation within one Business Day after receipt of the applicable Conversion Notice and shall specify a date for completing the redemption (the "Redemption Date") within three Business Days after receipt of the Conversion Notice; provided, however,
                                                              --------  -------
that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of shares of Series A
Convertible  Preferred  Stock  of  any  other  holder.

     (2) On the Redemption Date and after receipt by the Corporation of certificates for shares of Series A Preferred Stock to be redeemed pursuant to this Section 9, the Corporation shall make payment, in immediately available funds, of the applicable Redemption Price to each holder of Excess Shares to be redeemed to or upon the order of such holder as specified by such holder in writing to the Corporation at least one business day prior to the Redemption Date. Upon redemption of less than all of the shares of Series A Convertible Preferred Stock evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Corporation, the Corporation shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the shares of Series A Convertible Preferred Stock which have not been redeemed. Only whole shares of Series A Convertible Preferred Stock may be redeemed. If the Corporation exercises its right to redeem less than all Excess Shares of Series A Convertible Preferred Stock, then such redemption shall be made, as nearly as practical pro rata among the Converting Holders.

     SECTION  10.  CONVERSION.
                   ----------

     (A)     CONVERSION  AT OPTION OF HOLDER.  (i) Subject to the limitation set
             -------------------------------
forth in Section 9, the limitations set forth in the legends to appear on the certificates for the share of Series A Preferred Stock as provided in Section 10(a)(ii), and the provisions of Section 10(a)(iii) regarding conversion of
Excess Shares, the holders of the Series A Convertible Preferred Stock may convert any or all of their shares of Series A Convertible Preferred Stock into fully paid and nonassessable shares of Common Stock and such other securities and property as hereinafter provided. Subject to the limitations referred to in the preceding sentence, each share of Series A Convertible Preferred Stock may be converted at the office of the Conversion Agent or at such other additional office or offices, if any, as the Board of Directors may designate, initially into such number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) determined by dividing (x) the sum of (i) the Conversion Value, (ii) accrued but unpaid dividends to the applicable Conversion Date on the share of Series A Convertible Preferred Stock being converted, and (iii) accrued but unpaid interest on the dividends on the share of Series A Convertible Preferred Stock being converted in arrears to the applicable Conversion Date at the rate provided in Section 5 (such sum, the "Conversion Amount") by (y) the product of (I) the Conversion
Percentage  with  respect  to  the  applicable  Conversion  Date  times (II) the
                                                                  -----
arithmetic average of the Market Price of the Common Stock for the Measurement Period with respect to the applicable Conversion Date; provided, however, that
                                                         --------  -------
in  no  event  shall  the  amount  determined  in accordance with this clause be greater than $5.50 nor less than $4.00 U.S. per share of Common Stock (the "Floor Price") (subject to equitable adjustments for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate of Designations with the Secretary of State of the State of Delaware), in each case subject to adjustment as hereinafter provided (the "Conversion Rate"); provided further,
                                                               ----------------
however,  that  in  no  event shall any holder of shares of Series A Convertible
-------
Preferred  Stock  be  entitled  to  convert  any  shares of Series A Convertible
Preferred Stock in excess of that number of shares of Series A Convertible Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such holder and any person whose beneficial ownership of Common Stock would be aggregated with such holders beneficial ownership of shares of Common Stock for purposes of Section 13(d) of the Exchange Act, and Regulation 13D-G thereunder (each a "Restricted Person" and collectively, the "Restricted Persons") (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted shares of Series A Convertible Preferred Stock) and (2) the number of shares of Common Stock issuable upon the conversion of the number of shares of Series A Convertible Preferred Stock with respect to which the determination in this provisio is being made, would result in beneficial ownership by such holder and all Restricted Persons of such holder of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of the proviso to the immediately preceding sentence.

     (ii)     (A)     15% of the certificates for shares of Series A Convertible
Preferred Stock shall, until such time as such legend, by its terms, no longer applies, contain the following legend:

"THESE  SECURITIES  ARE NOT CONVERTIBLE AT THE OPTION OF THE HOLDER HEREOF UNTIL
ON  OR  AFTER  THE  90TH  DAY  FOLLOWING  THE  ORIGINAL  ISSUANCE  THEREOF."

     (B) 25% of the certificates for shares of Series A Convertible Preferred Stock shall, until such time as such legend, by its terms, no longer applies, contain the following legend:

"THESE  SECURITIES  ARE NOT CONVERTIBLE AT THE OPTION OF THE HOLDER HEREOF UNTIL
ON  OR  AFTER  THE  135TH  DAY  FOLLOWING  THE  ORIGINAL  ISSUANCE  THEREOF."

     (C) 30% of the certificates for shares of Series A Convertible Preferred Stock shall, until such time as such legend, by its terms, no longer applies, contain the following legend:

"THESE  SECURITIES  ARE NOT CONVERTIBLE AT THE OPTION OF THE HOLDER HEREOF UNTIL
ON  OR  AFTER  THE  180TH  DAY  FOLLOWING  THE  ORIGINAL  ISSUANCE  THEREOF."

     (D) 30% of the certificates for shares of Series A Convertible Preferred Stock shall, until such time as such legend, by its terms, no longer applies, contain the following legend:

"THESE  SECURITIES  ARE NOT CONVERTIBLE AT THE OPTION OF THE HOLDER HEREOF UNTIL
ON  OR  AFTER  THE  240TH  DAY  FOLLOWING  THE  ORIGINAL  ISSUANCE  THEREOF."

Any new certificate issued upon transfer of any shares of Series A Convertible Preferred Stock or, in connection with a conversion of shares of Series A Convertible Preferred Stock, to evidence the unconverted balance of shares of Series A Convertible Preferred Stock shall bear the same legend as the certificate surrendered to the Corporation in connection herewith, if applicable.

     (iii) If the Corporation does not exercise its right to redeem all Excess Shares pursuant to Section 9, the Corporation shall, during the First Conversion Period, the Second Conversion Period and the Third Conversion Period, have the right to defer conversion of such Excess Shares by delivering to the Converting Holders, with a copy to the Transfer Agent, a Conversion Deferral Notice within one Business Day after receipt of the Conversion Notice to which such Conversion Deferral Notice relates. Any Conversion Deferral Notice shall be delivered to the Converting Holders at their addresses appearing on the records of the Corporation. If the Corporation elects to defer conversion of Excess Shares instead of redeeming them, the Conversion Value for each unredeemed Excess Share shall be multiplied by 105%; provided, however, that the Conversion
                                          --------  -------
Value for each Excess Share may be adjusted pursuant to this Section 10(a)(iii) only once during each of the First Conversion Period, the Second Conversion Period, and the Third Conversion Period, although the Conversion Value for any Excess Share may be adjusted pursuant to this Section 10(a)(iii) during successive conversion periods. Each certificate for shares of Series A Convertible Preferred Stock shall, until such time as such legend no longer applies. contain the following legend:

"THE CONVERSION VALUE OF THESE SECURITIES IS SUBJECT TO ADJUSTMENT AS PROVIDED IN SECTION 10(a)(iii) OF THE CERTIRCATE OF DESIGNATIONS."

     (iv) The Corporation shall have no right to defer conversion of any Excess Shares during the Fourth Conversion Period. If the Corporation receives a Conversion Notice during the fourth Conversion Period, and does not deliver a Redemption Notice to the Converting Holders in accordance with Section 9, then the Converting Holders shall have the right to proceed with the conversion described in the Conversion Notice notwithstanding the limitation set forth in
Section  9.

     (B)     OTHER  PROVISIONS.  (1)  Notwithstanding  anything  in this Section
             -----------------
10(b) to the contrary, no change in the Conversion Amount pursuant to Section 10(b) shall actually be made until the cumulative effect of the adjustments called for by this Section 10(b) since the date of the last change in the Conversion Amount would change the Conversion Amount by more than 1%. However, once the cumulative effect would result in such a change, then the Conversion
Rate  shall  actually  be  changed to reflect all adjustments called for by this
Section 10(b) and not previously made. Notwithstanding anything in this Section 10(b), no change in the Conversion Amount shall be made that would result in a Conversion Price of less than the par value of the Common Stock into which shares of Series A Convertible Preferred Stock are at the time convertible.

     (2) The holders of shares of Series A Convertible Preferred Stock at the close of business on the record date for any dividend payment to holders of Series A Convertible Preferred Stock shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof after such dividend payment record date or the Corporation's default in payment of the dividend due on such payment date; provided, however, that the holder of shares of Series A Convertible
       --------   -------
Preferred Stock surrendered for conversion during the period between the close of business on any record date for a dividend payment and the opening of business on the corresponding dividend payment date must pay to the Corporation, within five days after receipt by such holder, an amount equal to the dividend payable on such shares on such dividend payment date if such dividend is paid by the Corporation to such holder. A holder of shares of Series A Convertible
Preferred Stock on a record date for a dividend payment who (or whose transferee) tenders any of such share for conversion into shares of Common Stock on or after such dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Convertible Preferred Stock on such date, and the converting holder need not make any payment of the amount of such dividend in connection with such conversion of shares of Series A Convertible Preferred Stock. Except as provided above, no adjustment shall be made in respect of cash dividends on Common Stock or Series A Convertible Preferred Stock that may be accrued and unpaid at the date of surrender of shares of Series A Convertible Preferred Stock.

     (3) (A) The right of the holders of Series A Convertible Preferred Stock to convert their shares shall be exercised by delivering (which may be done by telephone line facsimile transmission) a Conversion Notice to the Conversion Agent, as provided above. If a holder of Series A Convertible Preferred Stock elects to convert any shares of Series A Convertible Preferred Stock in accordance with Section 10(a), such holder shall not be required to physically surrender the certificate(s) representing such shares of Series A Convertible Preferred Stock to the Corporation unless all of the shares of Series A Convertible Preferred Stock represented thereby are so converted. Each holder of shares of Series A Convertible Preferred Stock and the Corporation shall maintain records showing the number of shares so converted and the dates of such conversions or shall use such other method, satisfactory to such holder and the Corporation, so as to not require physical surrender of such certificates upon each such conversion. In the event of any dispute or discrepancy, such records of the Corporation shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any shares of Series A Convertible Preferred Stock evidenced by a particular certificate therefor are converted as aforesaid, the holder of Series A Convertible Preferred Stock may not transfer the certificate(s) representing such shares of Series A Convertible Preferred Stock unless such holder first physically surrenders such certificate(s) to the Corporation, whereupon the Corporation will forthwith issue and deliver upon the order of such holder of shares of Series A Convertible Preferred Stock new certificate(s) of like tenor, registered as such holder of shares of Series A Convertible Preferred Stock (upon payment by such holder of shares of Series A Convertible Preferred Stock of any applicable transfer taxes) may request, representing in the aggregate the remaining number of shares of Series A Convertible Preferred Stock represented by such certificate(s). Each holder of shares of Series A Convertible Preferred Stock, by acceptance of a certificate for such shares, acknowledges and agrees that (1) by reason of the provisions of this paragraph, following conversion of any shares of Series A Convertible Preferred Stock represented by such certificate, the number of shares of Series A Convertible Preferred Stock represented by such certificate may be less than the number of shares stated on such certificate and by reason of Section 7(a), the number of shares of Common Stock from the Maximum Share Amount allocated to the shares of Series A Convertible Preferred Stock represented by such certificate for purposes of conversion of such shares may be less than the number thereof stated on such certificate and (2) the Corporation may place a legend on the certificates for shares of Series A Convertible Preferred Stock which refers to or describes the provisions of this paragraph.

     (B) The Corporation shall pay any transfer tax arising in connection with any conversion of shares of Series A Convertible Preferred Stock except that the Corporation shall not however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery upon conversion of shares of Common Stock or other securities or property in a name other than that of the holder of the shares of the Series A Convertible Preferred Stock being converted and the Corporation shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of any such tax or shall have established to the satisfaction of the Corporation that such tax has been paid. The number of shares of Common Stock to be issued upon each conversion of shares of Series C Convertible Preferred Stock shall be the number set forth in the applicable Conversion Notice which number shall be conclusive absent manifest error. The Corporation shall notify a holder who has given a Conversion Notice of any claim of manifest error within one business day after such holder gives such Conversion Notice and no such claim of error shall limit of delay performance of the Corporation's obligation to issue upon such conversion the number of share of Common Stock which are not in dispute. A Conversion Notice shall be deemed for all purposes to be in proper form unless the Corporation notifies a holder of shares of Series A Convertible Preferred Stock being converted within one business day after a Conversion Notice has been given (which notice shall specify all defects in the Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if the converting holder promptly corrects all such defects.

     (4) The Corporation (and any successor corporation) shall take all action necessary so that a number of shares of the authorized but unissued Common Stock (or common stock in the case of any successor corporation) sufficient to provide for the conversion of the Series A Convertible Preferred Stock outstanding upon the basis herein before provided are at all times reserved by the Corporation (or any successor corporation), free from preemptive rights, for such conversion, subject to the provisions of the next succeeding paragraph. If the Corporation shall issue any securities or make any change in its capital structure which would change the number of shares of Common Stock into which each share of the Series A Convertible Preferred Stock shall be convertible as herein provided, the Corporation shall at the same time also make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series A Convertible Preferred Stock on the new basis. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all of the outstanding shares of Series A Convertible Preferred Stock, the Corporation promptly shall seek such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (5) In case of any consolidation or merger of the Corporation with any other corporation (other than a wholly-owned subsidiary of the Corporation) in which the Corporation is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Corporation shall make appropriate provision or cause appropriate provision to be made so that each holder of shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares of Series A Convertible Preferred Stock into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer, or share exchange by a holder of shares of Common Stock into which such shares of Series A Convertible Preferred Stock could have been converted immediately prior to the effective date of such consolidation, merger, sale, transfer, or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holders of shares of Series A Convertible Preferred Stock on a basis as nearly as practical as such rights exist hereunder prior thereto. If, in connection with any such consolidation, merger, sale, transfer, or share exchange, each holder of shares of Common Stock is entitled to elect to receive securities, cash, or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of Series A Convertible Preferred Stock the right to elect the securities, cash, or other assets into which the Series A Convertible Preferred Stock held by such holder shall be convertible after completion of any such transaction on the some terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, or share exchanges.

     (6) If a holder shall have given a Conversion Notice for shares of Series A convertible Preferred Stock and the Corporation shall not have given a Redemption Notice pursuant to Section 9(a) or a Conversion Deferral Notice pursuant to Section 10(a)(iii), the Corporation shall issue and deliver to such person certificates for the Common Stock issuable upon such conversion within three business days after such Conversion Notice is given and the person converting shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, and all rights with respect to the shares surrendered shall forthwith terminate except the right to receive the Common Stock or other securities, cash, or other assets as herein provided. If a holder shall have given a Conversion Notice as provided herein, the Corporation's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the converting holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Corporation to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder of any obligation to the Corporation, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to the holder in connection with such conversion. If the Corporation fails to issue and deliver the certificates for the Common Stock to the holder converting shares of Series A Convertible Preferred Stock pursuant to the first sentence of this paragraph as and when required to do so, in addition to any other liabilities the Corporation may have hereunder and under applicable law
(1) the Corporation shall pay or reimburse such holder on demand for all out-of-pocket expenses including, without limitation, reasonable fees and expenses of legal counsel incurred by such holder as a result of such failure,
(2) the Conversion Percentage applicable to such conversion shall be reduced by two-and-one-half percentage points from the Conversion Percentage otherwise applicable to such conversion and (3) such holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) given at any time prior to delivery to such holder of the certificates for the shares of Common Stock issuable upon such conversion of shares of Series A Convertible Preferred Stock, rescind such conversion, whereupon such holder shall have the right to convert such shares of Series A Convertible Preferred Stock thereafter in accordance herewith.

     (7) No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred Stock but, in lieu of any fraction of a share of Common Stock to purchase fractional shares of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares surrendered for conversion at one time by the same holder, the Corporation shall pay in cash an amount equal to the product of (i) the arithmetic average of the Market Price of a share of Common Stock on the three consecutive trading days ending on the trading day immediately preceding the Conversion Date and (ii) such fraction of a share.

     (8) The Conversion Amount shall he adjusted from time to time under certain circumstances, subject to the provisions of Section 10(b)(1) as follows:

     (i) In case the Corporation shall issue rights or warrants on a pro rata basis to all holders of the Common Stock entitling such holders to subscribe for or purchase Common Stock on the record date referred to below at a price per share less than the Current Market Price for such record date, then in each such case the Conversion Amount in effect on such record due shall be adjusted in accordance with the formula

C1  =  C  x O + N
           --------
          0 + N x P
           --------
                  M

where

     C1    =     the  adjusted  Conversion  Amount

     C     =     the  current  Conversion  Amount

     O     =     the  number of shares of Common Stock outstanding on the record date.

     N     =     the  number  of  additional  shares  of  Common  Stock issuable
                 Pursuant  to  the  exercise  of  such  rights  or  warrants.

     P     =     the  offering  price  per share of the additional shares (which amount shall include amounts received by the Corporation in respect of the issuance and exercise of such rights or warrants).

     M     =     the  Current  Market  Price  per  share  of Common Stock on the record date.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. If any or all such rights or warrants are not so issued or expire or terminate before being exercised, the Conversion Amount then in effect shall he readjusted appropriately.

     (ii) In case the Corporation shall, by dividend or otherwise, distribute to all holders of its Junior Stock (as hereinafter defined) evidences of its indebtedness or assets (including securities, but excluding any warrants or subscription rights referred to in subparagraph (i) above and any dividend or distribution paid in cash out of the retained earnings of the Corporation), then in each such case the Conversion Amount then in effect shall be Adjusted in accordance with the formula

     C1 = C x M
              ---
              M-F

where

     C1    =     the  adjusted  Conversion  Amount

     C     =     the  current  Conversion  Amount

     M     =     the  Current  Market  Price  per  share  of Common Stock on the record  date  mentioned  below.

     F     =     the  aggregate  amount  of  such  cash  dividend  and/or  the fair market value on the record date of the assets or securities to be distributed divided by the number of shares of Common Stock outstanding on the record date. The Board of Directors shall determine such fair market value, which determination shall be conclusive.

Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution. For purposes of this subparagraph (ii), "Junior Stock" shall include any class of capital stock ranking junior as to dividends or upon liquidation to the Series A Convertible Preferred Stock.

     (iii) All calculations hereunder shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be.

     (iv)     If  at  any  time  as  a  result of an adjustment made pursuant to
Section 10(b)(5), the holder of any Series A Convertible Preferred Stock, thereafter surrendered for conversion shall become entitled to receive securities, cash or assets other than Common Stock, the number or amount of such securities or property so receivable upon conversion shall be subject to adjustment from time to time in a manner and on terms nearly equivalent as practicable to provisions with respect to the Common Stock contained in subparagraphs (i) to (iii) above.

     (9) Except as otherwise provided above in this Section 10, no adjustment in the Conversion Amount shall be made in respect of any conversion for share distributions or dividends theretofore declared and paid or payable on the Common Stock.

     (10) Whenever the Conversion Amount is adjusted as herein provided, the Corporation shall send to each holder and each transfer agent, if any, for the Series A Convertible Preferred Stock and the Common Stock, a statement signed by the Chairman of the Board, the President, or any Vice President of the Corporation and by its Treasurer or its Secretary or an Assistant Secretary stating the adjusted Conversion Amount determined as provided in this Section 10, and any adjustment so evidenced, given in good faith, shall be binding upon all stockholders and upon the Corporation. Whenever the Conversion Amount is adjusted, the Corporation will give notice by mail to the holders of record of Series A Convertible Preferred Stock, which notice shall be made within 15 days after the effective date of such adjustment and shall state the adjustment and the Conversion Amount. Notwithstanding the foregoing notice provisions, failure by the Corporation to give such notice or a defect in such notice shall not affect the binding nature of such corporate action of the Corporation.

     (11) Whenever the Corporation shall propose to take any of the actions specified in Section 10(b)(5) or in subparagraphs (i) or (ii) of Section 10(b)(8) which would result in any adjustment in the Conversion Amount under this Section 10(b), the Corporation shall cause a notice to be mailed at least 20 days prior to the date on which the books of the Corporation will close or on which a record will be taken for such action, to the holders of record of the outstanding Series A Convertible Preferred Stock on the date of such notice. Such notice shall specify the action proposed to be taken by the Corporation and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property as the case may be. Failure by the Corporation to mail the notice or any defect in such notice shall not affect the validity of the transaction.

     (C)     MANDATORY  CONVERSION.  There  shall  be no mandatory conversion of
             ---------------------
Series  A  Convertible  Preferred  Stock.

     SECTION  11.  REDEMPTION  AT  OPTION  OF HOLDERS.  The holders of shares of
                   ----------------------------------
Series A Convertible Preferred Stock shall not be entitled to require the Corporation to redeem any of such shares.

     SECTION  12.  VOTING  RIGHTS.  Except  as  otherwise  required  by  law  or
                   --------------
expressly provided herein, shares of Series A Convertible Preferred Stock shall not be entitled to vote on any matter.

     The affirmative vote or consent of the holders of a majority of the outstanding shares of the Series A Convertible Preferred Stock, voting separately as a class, will be required for (1) any amendment, alteration, or repeal, whether by merger or consolidation or otherwise, of the Corporation's Restated Certificate of Incorporation if the amendment, alteration, or repeal materially and adversely affects the powers, preferences, or special rights of the Series A Convertible Preferred Stock, or (2) the creation and issuance of any  Senior  Dividend Stock or Senior Liquidation Stock; provided, however, that
                                                         --------  -------
any increase in the authorized Preferred Stock of the Corporation or the creation and issuance of any stock which is both Junior Dividend Stock of the Corporation or the creation and issuance of any stock which is both Junior
Dividend Stock and Junior Liquidation Stock shall not be deemed to affect materially and adversely such powers, preferences, or special rights and any such increase or creation and issuance may be made without any such vote by the holders of Series A Convertible Preferred Stock except as otherwise required by law.

     SECTION  13.  OUTSTANDING  SHARES.  For  purposes  of  this  Certificate of
                   -------------------
Designations all shares of Series A Convertible Preferred Stock shall be deemed outstanding except (i) from the date of surrender of certificates representing shares of Series A Convertible Preferred Stock for conversion into Common Stock, all shares of Series A Convertible Preferred Stock converted into Common Stock;
(ii) from the date of registration of transfer, all shares of Series A Convertible Preferred Stock held of record by the Corporation or any subsidiary or Affiliate (as defined herein) of the Corporation and (iii) from the Share Limitation Redemption Date, Redemption Date or Optional Redemption Date all shares of Series A Convertible Preferred Stock which are redeemed, so long as in each case the Share Limitation Redemption Price, the Redemption Price or the Optional Redemption Price, as the case may be, of such shares of Series A Convertible Preferred Stock shall have been paid by the Corporation as and when required hereby. For the purposes of this Certificate of Designations, "Affiliate" means any person, other than the original holders of the shares of Series A Convertible Preferred Stock, directly or indirectly controlling or controlled by or under direct or indirect common control with the Corporation. "Control" is the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

          IN WITNESS WHEREOF, American Bingo & Gaming Corp., has caused this certificate to be signed as of the 30th day of July, 1997.

                              AMERICAN  BINGO  &  GAMING  CORP.

Attest:

                              By: /s/  Greg Wilson
                                  ----------------
                                  Chief  Executive  Officer

BY:
   -------------------

                          AMERICAN BINGO & GAMING CORP.

                         CERTIFICATE OF DESIGNATIONS OF
                            SERIES B PREFERRED STOCK

    (Pursuant to Section 151 of the of the Delaware General Corporation Law)



     American Bingo & Gaming Corp., a Delaware corporation (the "Corporation"), in accordance with the provisions of Section 103 of the General Corporation Law of the State of Delaware (the "DGCL") DOES HEREBY CERTIFY:

     That pursuant to authority vested in the Board of Directors of the Corporation (the "Board of Directors" or the "Board") by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors, at a meeting held August 4, 1998, adopted a resolution providing for the creation of a series of the Corporation's Preferred Stock, $.01 par value, which series is designated "Series B Preferred Stock", which resolution is as follows:

     RESOLVED, that pursuant to authority vested in the Board of Directors by the Certificate of Incorporation, as amended, the Board of Directors does hereby provide for the creation of a series of the Preferred Stock, $.01 par value (hereafter called the "Preferred Stock"), of the Corporation, and to the extent that the voting powers and the designations, preferences and relative, participating, optional or other special rights thereof and the qualifications, limitations or restrictions of such rights have not been set forth in the Certificate of Incorporation, as amended, of the Corporation, does hereby fix the same as follows:

     The rights, preferences, privileges, and limitations granted to and imposed on the Series B Preferred Stock (the "Series B Preferred Stock"), which series shall consist of 300,000 shares, are as set forth below. The following rights, preferences, privileges, and limitations are subject to the designation, description, and terms of one or more subsequent series of Preferred Stock by the Board of Directors of American Bingo & Gaming Corp. (the "Corporation") pursuant to authority granted by the Certificate of Incorporation. To the extent that the rights, preferences, privileges, and limitations of any such subsequent series conflict or are inconsistent with any of the rights, preferences, privileges, and limitations of the Series B Preferred Stock, the designation and description of terms of the subsequent series which is the latest so designated shall control and prevail over the rights, preferences, privileges, and limitations of the Series B Preferred Stock.

          SECTION 1. SERIES B PREFERRED STOCK. There shall be a series of Preferred Stock referred to "Series B Preferred Stock."

          SECTION 2. DESIGNATION, PAR VALUE AND AMOUNT. The shares of Series B Preferred Stock shall be with par value of $0.01 per share, and the number of shares constituting such series shall be 300,000; provided, however, that, if more than a total of 300,000 shares of Series B Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of August 4, 1998, between the Corporation and American Stock Transfer Company, as Rights Agent, as amended from time to time (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to
Section 151 of the Delaware General Corporation Law, shall direct by resolution or resolutions that a Certificate of Designation be properly executed and filed providing for the total number of shares of Series B Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of the Rights.

          SECTION 3. VOTING RIGHTS. The holders of shares of Series B Preferred Stock shall have the following voting rights:

          (A) Except as required by applicable law, the holders of shares of Series B Preferred Stock and the holders of shares of the Corporation's Common Stock, $0.001 par value (the "Common Stock"), shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

          (B) Each share of Series B Preferred Stock shall entitle the holder thereof to 1000 votes on all matters submitted to a vote of the shareholders of the Corporation.

          (C) The Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Series B Preferred Stock, voting separately as a class.

          (D) Except as set forth herein (or as otherwise required by applicable law), holders of Series B Preferred Stock shall have no general or special voting rights and their consent shall not be required for taking any corporate action.

          SECTION 4. DIVIDENDS. The holders of Series B Preferred Stock shall share ratably in any dividend or distribution declared by the Corporation on shares of Common Stock in a ratio of 1000 to one with respect to a share of Series B Preferred Stock and a share of Common Stock, respectively.

          SECTION  5.  LIQUIDATION,  DISSOLUTION  OR  WINDING  UP.

          (A) Subject to the prior and superior rights of holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series B Preferred Stock with respect to rights upon liquidation, dissolution or winding up (voluntary or otherwise), no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless prior thereto the holders of shares of Series B Preferred Stock shall have received $0.01 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, if any, to the date of such payment (the "Series B Liquidation Preference"). Following the payment of the full amount of the Series B Liquidation Preference, no additional distributions shall be made to the holders of shares of Series B Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Capital Adjustment") equal to the quotient obtained by dividing (i) the Series B Liquidation Prefer-ence by (ii) 1000. Following the payment of the full amount of the Series B Liquidation Preference and the Capital Adjustment in respect of all outstanding shares of Series B Preferred Stock and Common Stock, respectively, holders of Series B Preferred Stock and holders of Common Stock shall receive a ratable and proportionate share of the remaining assets to be distributed in the ratio of 1000 to one (1) with respect to Series B Preferred Stock and Common Stock, on a per share basis, respectively.

          (B) If there are not sufficient assets available to permit payment in full of the Series B Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series B Preferred Stock, then such remaining assets shall be distributed ratably to the holders of Series B Preferred Stock and the holders of such parity shares in proportion to their respective liquidation preferences. If there are not sufficient assets available to permit payment in full of the Capital Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          SECTION 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

          SECTION 7. NO REDEMPTION. The shares of Series B Preferred Stock shall not be redeemable.

          SECTION 8. RANKING. The Series B Preferred Stock shall rank junior to the Series A Convertible Preferred Stock and to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

     SECTION 9. REACQUIRED SHARES. Any shares of Series B Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, in any other Certificate of Designation creating a series of Preferred Stock or as otherwise required by law.

     IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Chief Executive Officer as of August 4, 1998.


                              /s/  Andre  M.  Hilliou
                              -----------------------
                                   Andre  M.  Hilliou,  Chairman  and
                                   Chief  Executive  Officer

                           CERTIFICATE OF ELIMINATION
                                       OF
                          AMERICAN BINGO & GAMING CORP.


     American Bingo & Gaming Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), in accordance with Section 103 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     1. Pursuant to the authority vested in the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, the Board of Directors, on September 10, 1999, duly adopted resolutions providing for the elimination of the Series B Preferred Stock, $.01 par value, of the Company, which resolutions are as follows:

          RESOLVED, that no shares of the Series B Preferred Stock are outstanding and none will be issued;

          FURTHER RESOLVED, that a Certificate of Elimination be executed, which shall have the effect when filed in Delaware of eliminating from the Certificate of Incorporation all reference to the Series B Preferred Stock.

     2. None of the authorized shares of the Series B Preferred Stock are outstanding and none will be issued.

     3. In accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, as amended, of the Company is hereby amended to eliminate all reference to the Series B Preferred Stock.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be executed by Daniel W. Deloney, the Chairman of the Board, President and Chief Executive Officer of the Company, as of this 21st day of September, 1999.
                                          ----

                                   American Bingo & Gaming Corp.


                                   By:  /s/ Daniel W. Deloney
                                        --------------------------------
                                        Daniel W. Deloney
                                        Chairman of the Board, President
                                        and Chief Executive Officer